Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of January 24, 2005, by and between Biolase Technology, Inc., a Delaware corporation (“Biolase”), and Diodem, LLC, a California limited liability company (the “Holder”).

RECITALS

A. This Agreement is entered into pursuant to that certain Definitive Agreement dated as of January 24, 2005 (the “Definitive Agreement”), by and among Biolase, BL Acquisition II, Inc., a Delaware corporation, and the Holder.

B. As an inducement for the Holder to enter into the Definitive Agreement, Biolase desires to grant the registration rights to the Holder as contained herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1. Definitions and References.

Unless otherwise defined herein, the capitalized terms in this Agreement have the same meanings given to them in the Definitive Agreement. For purposes of this Agreement, in addition to the definitions set forth elsewhere herein, the following terms shall have the following respective meanings:

“Register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the “1933 Act”), and the declaration or ordering of effectiveness of such registration statement or document by the United States Securities and Exchange Commission (the “SEC”).

“Registrable Stock” shall mean (a) any Biolase Common Stock issued to the Holder pursuant to the Definitive Agreement; (b) any Biolase Common Stock issued or issuable upon the exercise of any warrants issued to the Holder pursuant to the Definitive Agreement; and (c) any Biolase Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, option or other convertible security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, such Biolase Common Stock described in clause (a) or (b) above. For purposes of this Agreement, any Registrable Stock shall cease to be Registrable Stock upon the earliest to occur of the following: (a) at such time as a Registration Statement covering such Registrable Stock has been declared effective and such Registrable Stock has been disposed of pursuant to such effective Registration Statement, or (b) at such time as such Registrable Stock may be sold by a person in a transaction that is exempt from registration pursuant to Rule 144 promulgated under the 1933 Act (or any similar provision then in force) (“Rule 144”) within a period of three months pursuant to Rule 144.

2. “Shelf” Registration. Biolase shall file with the SEC a “shelf’ registration statement on Form S-3 for the public resale by the Holder of the Registrable Stock on a continuous or delayed basis pursuant to Rule 415(a)(1) under the 1933 Act (the “Registration Statement”) as soon as reasonably practicable following the Closing Date but in no event later than within ninety (90) days following the Closing Date. The plan of distribution indicated in the Registration Statement will be substantially in the form attached as Annex A hereto. Biolase shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the 1933 Act as promptly as possible after the filing thereof but in no event later than within one (1) year thereafter, and shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the 1933 Act until the date when all Registrable Stock covered by such Registration Statement have been sold or may be sold within a period of three months pursuant to Rule 144.

3. Obligations of Biolase. Biolase shall:

(a) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Stock covered by the Registration Statement for the period required to effect the distribution of the Registrable Stock as set forth in Section 2 hereof;

(b) use its commercially reasonable efforts to register or qualify the Registrable Stock covered by the Registration Statement under the securities or blue sky laws of such jurisdiction within the United States as shall be reasonably requested by the Holder for the distribution of the Registrable Stock covered by the Registration Statement; provided, however, that Biolase shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this paragraph (b) be obligated to do so; and provided, further, that Biolase shall not be required to qualify such Registrable Stock in any jurisdiction in which the securities regulatory authority requires that the Holder subject any of their Registrable Stock to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) before such authority will consent to the sale of Registrable Stock in such jurisdiction, unless the Holder agree to do so;

(c) use its commercially reasonable efforts to furnish to the Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Stock owned by them that is covered by the Registration Statement; and

(d) use its commercially reasonable efforts to promptly notify the Holder at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and promptly prepare and furnish to the Holder a reasonable number of copies of a supplement to or an amendment of such prospectus, or a revised prospectus, as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, that in the event of a material development or transaction affecting Biolase that has not yet been publicly disclosed, if Biolase shall determine in good faith that it would be adversely affected by such disclosure, Biolase may so notify the Holder and shall deliver to the Holder a certificate signed by an officer of Biolase affirming that Biolase would be adversely affected by such disclosure (such notice being referred to herein as a “Deferral Notice”), and shall thereafter be entitled to defer preparing and furnishing such supplement or amendment until such time as it would not be so adversely affected, but in any event for a period of no more than ninety (90) days following delivery of the Deferral Notice to the Holder, at which time it shall so notify the Holder and shall prepare and furnish to the Holder any such supplement or amendment as may then be required. Following receipt of a Deferral Notice, the Holder shall not make any further sales of Registrable Stock pursuant to the Registration Statement until the Holder receives such notice, and any such amendment or supplement, from Biolase. Following receipt of any supplement or amendment to any prospectus, the Holder shall deliver such amended, supplemental or revised prospectus in connection with any offers or sales of Registrable Stock, and shall not deliver or use any prospectus not so supplemented, amended or revised. If Biolase issues a Deferral Notice, Biolase will extend the period of effectiveness of the Registration Statement for an amount of time equal to the length of the deferral period. Notwithstanding any other provision of this Agreement, Biolase may not issue a Deferral Notice more than twice in any twelve (12) month period.

(e) in the event that the Registrable Stock cannot be sold pursuant to an effective registration statement on the date that is one (1) year after the issuance thereof, Biolase shall cause its counsel to provide an instruction letter to Biolase’s transfer agent pursuant to Rule 144 of the 1933 Act to permit the transfer and sale of the Registrable Stock, provided that Rule 144 is otherwise available for the sale of such Registrable Stock by the Holder.

4. Furnish Information. It shall be a condition precedent to the obligations of Biolase hereunder to take any action pursuant to this Agreement that the Holder shall furnish to Biolase such information regarding itself, the Registrable Stock held by it, and the intended method of disposition of such securities as Biolase shall reasonably request and as shall be required in connection with the actions to be taken by Biolase hereunder.

5. Expenses. All expenses incurred in connection with the registration pursuant to this Agreement, excluding underwriters’ or brokers’ discounts and commissions and the fees and expenses of counsel to the Holder, but including without limitation all registration, filing and qualification fees, word processing, duplicating, printers’ and accounting fees, listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws, and the fees and disbursements of counsel for Biolase, shall be paid by Biolase. The Holder shall bear and pay the underwriting commissions and discounts and brokerage fees applicable to securities offered for his or her account in connection with any registrations, filings and qualifications made pursuant to this Agreement and the fees and expenses of its counsel.

6. Transfer of Registration Rights. The registration rights of the Holder under this Agreement with respect to any Registrable Stock may be transferred or assigned to (a) any transferee or assignee of such Registrable Stock, or (b) an Affiliate of such Holder; provided, however, that (i) such Holder shall give Biolase written notice prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred; (ii) such transferee shall agree in writing, in form and substance reasonably satisfactory to Biolase, to be bound as the Holder by the provisions of this Agreement; and (iii) immediately following such transfer the further disposition of such securities by such transferee shall be restricted under the 1933 Act.

7. Indemnification. In the event any Registrable Stock is included in a Registration Statement under this Agreement:

(a) Biolase shall indemnify and hold harmless the Holder, such Holder’s directors and officers, each person who participates in the offering of such Registrable Stock, including underwriters (as defined in the 1933 Act), and each person, if any, who controls such Holder or participating person within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in the Registration Statement on the effective date thereof (including any prospectus filed under Rule 424 under the 1933 Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of any violation by Biolase of any rule or regulation promulgated under the 1933 Act in connection with such registration, and shall reimburse each such Holder, director or officer of such Holder, and such participating person or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability; provided, however, that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage or liability if such settlement is effected without the consent of Biolase (which consent shall not be unreasonably withheld); provided, further, that Biolase shall not be liable to the Holder, director or officer of such Holder, participating person or controlling person in any such case for any such loss, claim, damage or liability to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with the Registration Statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, director or officer of such Holder, participating person or controlling person or arises out of any violation by Holder of any rule or regulation promulgated under the 1933 Act in connection with such registration; and provided, further, that Biolase shall not be liable to the Holder, director or officer of such Holder, participating person or controlling person in any such case for any such loss, claim, damage or liability to the extent that it arises out of an offer or sale by such Holder in violation of any of such Holder’s obligations under Section 3(d). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Holder, director or officer of such Holder, participating person or controlling person, and shall survive the transfer of such securities by such Holder, and any termination of this Agreement.

(b) The Holder shall indemnify and hold harmless Biolase, each of its directors and officers, each person, if any, who controls Biolase within the meaning of the 1933 Act, and each agent and any underwriter for Biolase (within the meaning of the 1933 Act) against any losses, claims, damages or liabilities, joint or several, to which Biolase or any such director, officer, controlling person, agent or underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise solely out of or are based solely upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement (including any prospectus filed under Rule 424 under the 1933 Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration) or arise out of any violation by Holder of any rule or regulation promulgated under the 1933 Act in connection with such registration; and each such Holder shall reimburse any legal or other expenses reasonably incurred by Biolase or any such director, officer, controlling person, agent or underwriter in connection with investigating or defending any such loss, claim, damage or liability; provided, however, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage or liability if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided, further, that the liability of the Holder hereunder shall be limited to the net proceeds received by such Holder from the sale of Registrable Stock covered by such Registration Statement.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party; provided, however, that an indemnified party shall have the right to retain its own counsel, with all fees and expenses thereof to be paid by such indemnified party, and to be apprised of all progress in any proceeding the defense of which has been assumed by the indemnifying party. The failure of any indemnified party to notify an indemnifying party promptly of the commencement of any such action, if and to the extent such failure materially adversely affects such indemnifying party’s ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7. No indemnifying party shall, in the defense of any such claim, except with the consent of the indemnified party (not be unreasonably withheld), consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff therein, to such indemnified party, of a release from all liability with respect to such claim.

(d) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8. Rule 144 Reporting. With a view to making available to the Holder the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Stock to the public without registration, Biolase agrees to use its commercially reasonable efforts, until the second anniversary of the Closing Date to file with the SEC in a timely manner all reports required of Biolase under Section 13 of the 1934 Act.

9. Representations and Warranties of Biolase. Biolase hereby represents and warrants to the Holder that, as of the Effective Date and as of the Closing Date:

(a) Except as contemplated by the Definitive Agreement, since November 9, 2004, no events or series of events has occurred that create an obligation on behalf of the Company to file a Form 8-K under the 1933 Act which was not so filed; and

(b) Biolase has filed with the SEC all required forms, reports, registration statements and documents required to be filed by it with the SEC since January 1, 2004 (collectively, all such forms, reports, registration statements and documents filed after January 1, 2004 are referred to herein as the “Biolase SEC Reports”), all of which complied as to form when filed (or, if amended or superseded by filing prior to the date of this Agreement, then on such date of such amended or superseding filing) in all material respects with the applicable provisions of the 1933 Act and the 1934 Act, as the case may be. The Biolase SEC Reports (including all exhibits and schedules thereto and documents incorporated by reference therein) did not, at the time they were filed (or, if amended or superseded by filing prior to the date of this Agreement, then on the date of such amended or superseding filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

10. “Market Stand-Off” Agreement. In respect of any underwritten public offering by the Company, the Holder hereby agrees that the Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by the Holder (other than those included in the registration) during a reasonable and customary period of time as agreed to by the Company and the underwriters, not to exceed one hundred eighty (180) days following the effective date of the registration statement of the Company filed under the Securities Act in respect of such offering, provided that (i) all officers and directors of the Company enter into similar agreements; and (ii) Holder is provided an opportunity to include all of the Registrable Stock in such underwritten offering.

11. General Provisions.

(a) Notices. Any notice or other communication required or permitted to be given under this Agreement will be in writing, will be delivered personally or by facsimile (evidenced by confirmation showing successful transmission) or by mail or express delivery, postage prepaid, and will be deemed given upon actual delivery or, if mailed by registered or certified mail, on the fifth business day following deposit in the U.S. mails, addressed as follows:

If to Biolase:	Biolase Technology, Inc.
981 Calle Amanecer
San Clemente, CA 92673
Attn: Chief Financial Officer

If to Holder:	Diodem, LLC
21581 Midcrest Drive
Lake Forest, CA 92630
Attn: Colette Cozean

or to such other address as a party designates in a writing delivered to each of the other parties hereto.

(b) Entire Agreement: Independence of Obligations. This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof. In the event of any conflict between this Agreement and the Definitive Agreement, the terms of this Agreement shall control.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without regard to conflicts of law principles.

(d) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

(e) Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

(f) Successors and Assigns. Subject to the provisions of Section 6, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

(g) Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

(h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

(i) Costs and Attorneys’ Fees. Each party hereby agrees that in the event of a dispute arising between the parties with respect to this Agreement or the subject matter hereof, the prevailing party in such dispute shall be entitled to recover its reasonable costs and expenses, including attorneys’ fees, in connection with such dispute.

[Remainder of Page Intentionally Left Blank]

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed and mutually delivered this Agreement as of the date first written above.

Biolase Technology, Inc., a Delaware corporation

By:	/s/ Robert E. Grant
Name:	Robert E. Grant
Title:	President & CEO

Diodem, LLC, a California limited liability company

By:	/s/ Colette Cozean
Name:	Colette Cozean, Ph.D.
Title:	Managing Director

ANNEX A

PLAN OF DISTRIBUTION

The selling securityholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling securityholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling securityholders), may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling securityholders may sell the securities by one or more of the following methods, without limitation:

(a) block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

(c) an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

(d) ordinary brokerage transactions and transactions in which the broker solicits purchases;

(e) privately negotiated transactions;

(f) short sales;

(g) through the writing of options on the securities, whether or not the options are listed on an options exchange;

(h) through the distribution of the securities by any selling securityholder to its partners, members or stockholders;

(i) one or more underwritten offerings on a firm commitment or best efforts basis;

(j) any combination of any of these methods of sale; and

(k) any other method permitted pursuant to applicable law.

The selling securityholders may also transfer the securities by gift. We do not know of any arrangements by the selling securityholders for the sale of any of the securities.

The selling securityholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling securityholder. Broker-dealers may agree with a selling securityholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling securityholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling securityholders may also sell the securities in accordance with Rule 144 under the Securities Act of 1933, as amended, rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

From time to time, one or more of the selling securityholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling securityholders. As and when a selling securityholder takes such actions, the number of securities offered under this prospectus on behalf of such selling securityholder will decrease. The plan of distribution for that selling securityholder’s securities will otherwise remain unchanged. In addition, a selling securityholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act of 1933, the aggregate amount of selling securityholders’ securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling securityholder and/or purchasers of selling securityholders’ securities of securities, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling securityholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling securityholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling securityholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling securityholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling securityholder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

The selling securityholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other person. The anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We have agreed to indemnify in certain circumstances the selling securityholders and any brokers, dealers and agents who may be deemed to be underwriters, if any, of the securities covered by the registration statement, against certain liabilities, including liabilities under the Securities Act of 1933. The selling securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The securities offered hereby were originally issued to the selling securityholders pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended. We agreed to register the securities under the Securities Act of 1933, and to keep the registration statement of which this prospectus is a part effective until the date on which the selling securityholders have sold all of the securities. We have agreed to pay all expenses in connection with this offering, excluding the fees and expenses of counsel or other advisors to the selling securityholders and underwriting discounts, concessions, commissions or fees of the selling securityholders.

We will not receive any proceeds from sales of any securities by the selling securityholders.

We cannot assure you that the selling securityholders will sell all or any portion of the securities offered hereby.